Exhibit 99.1

8500 Normandale Lake Blvd., Ste. 1230 Minneapolis, MN 55437

NEWS RELEASE	FOR IMMEDIATE

FASTENTECH, INC. ANNOUNCES THE EXPIRATION OF THE

TENDER OFFER FOR ITS 11- 1/2% SENIOR SUBORDINATED NOTES

DUE 2011 AND ACCEPTANCE FOR PURCHASE ALL NOTES TENDERED

Minneapolis, Minnesota – May 16, 2007 – FasTech, Inc., the parent of FastenTech, Inc. (“FastenTech” or the “Company”) and Doncasters Group Ltd., announced today the closing of the transactions contemplated by its previously announced Agreement and Plan of Merger (the “Merger Agreement”) by and among FasTech, Inc., Dundee MergerCo, Inc., Dundee Holding, Inc., Doncasters Group Ltd., as guarantor, and the Stockholders Representative named therein. Dundee MergerCo, Inc. and Dundee Holding, Inc. are newly-formed companies organized by Doncasters Group Ltd. Pursuant to the Merger Agreement, FasTech, Inc. became a wholly owned indirect subsidiary of Doncasters Group Ltd.

In connection with the closing of the transactions contemplated by the Merger Agreement, the Company previously announced a cash tender offer and consent solicitation for any and all of the outstanding 11-1/2% Senior Subordinated Notes due 2011 (CUSIP Nos. 31188BAC8 and 31188BAA2) (the “Notes”) pursuant to the Offer to Purchase and Consent Solicitation Statement dated March 22, 2007 (the “Statement”). The tender offer expired at 5:00 p.m., New York City time, on May 14, 2007. On May 15, 2007, the Company accepted for purchase all of the $149,420,000 aggregate principal amount of Notes tendered, representing approximately 86% of the total principal amount of Notes outstanding.

As previously announced, as a result of the receipt of the requisite amount of consents in connection with the Company’s tender offer and consent solicitation, the Company, the subsidiary guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee, entered into a Supplemental Indenture (“Supplemental Indenture”), dated as of April 30, 2007, which, became operative upon the Company’s acceptance of the Notes for purchase on May 15, 2007 and amends the original indenture dated May 1, 2003, relating to the Notes (the “Original Indenture”). The Supplemental Indenture eliminates substantially all of the restrictive covenants contained in the Original Indenture and modifies certain other provisions contained in the Original Indenture.

This announcement is not an offer to purchase, a solicitation of an offer to sell or a solicitation of consents with respect to any securities. The full terms of the tender offer and the consent solicitation are set forth in the Statement.

Credit Suisse Securities (USA) LLC (“Credit Suisse”) is the Dealer Manager and Solicitation Agent for the tender offer and consent solicitation. Questions regarding the tender offer and consent solicitation should be directed to Credit Suisse at 212-325-7596 (Collect).

Requests for documents should be directed to D.F. King & Co., Inc., the Information Agent for the tender offer and consent solicitation, at 48 Wall Street, New York, NY 10005, banks and brokers call (212) 269-5550 (Collect) and all others call 800-290-6429 (Toll Free).

FastenTech, Inc., headquartered in Minneapolis, Minnesota, is a leading manufacturer and marketer of highly engineered specialty components that support critical applications in a broad range of end-markets, including the power generation, industrial, military, construction, medium-heavy duty truck, recreational and automotive/ light truck markets. For more information about the Company, please visit: www.fastentech.com.

Note regarding forward looking statements: Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read this press release in conjunction with the Company’s documents filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2006. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. Forward-looking statements are identified by such forward-looking terms as “may,” “will,” “could,” “should,” “seeks,” “intends,” “estimates,” “guidance,” “expects,” “believes,” “anticipates” or “plans” or the negative thereof or other comparable terms, or by discussions of strategy, plans or intentions. In light of these and other uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that the Company’s plans and objectives will be achieved. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release. Further information concerning factors that could cause actual results to differ materially from those in the forward-looking statements are contained from time to time in the Company’s SEC filings which can be viewed on the Company’s website at www.fastentech.com or at www.sec.gov.

Company Contacts:	Michael R. Elia, Senior VP and CFO	Mike Vanyo, VP and Corporate Controller
	(952) 921-2091	(952) 921-2092

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